Exhibit 99.1

January 21, 2026
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Fourth Quarter 2025 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or the "Company"), one of the largest and most diversified freight transportation companies, operating the largest full truckload fleet in North America, today reported fourth quarter 2025 net loss attributable to Knight-Swift of $6.8 million and Adjusted Net Income Attributable to Knight-Swift1 of $50.9 million. GAAP (loss) earnings per diluted share for the fourth quarter of 2025 were $(0.04), compared to $0.43 for the fourth quarter of 2024. Adjusted EPS1 was $0.31 for the fourth quarter of 2025, compared to $0.36 for the fourth quarter of 2024.
The current quarter included $52.9 million of non-cash impairment charges primarily related to goodwill, intangible assets, and property impairments as a result of our decision to combine our Abilene truckload brand into our Swift business. The impairments have been adjusted out of our non-GAAP results as shown in the reconciliation schedules following this release.

Key Financial Highlights
During the fourth quarter of 2025, consolidated total revenue was $1.9 billion, a 0.4% decrease from the fourth quarter of 2024. Consolidated operating income was $26.5 million, a decrease of $51.5 million or 66.1% compared to the same quarter last year primarily due to the $52.9 million of impairment charges as noted above. Adjusted Operating Income was $100.6 million, a 5.3% decrease year-over-year. The consolidated operating ratio for the quarter was 98.6%, and the Adjusted Operating Ratio1 was 94.0%.
•Truckload — 92.9% Adjusted Operating Ratio, a 330 basis point improvement over the third quarter result. Revenue, excluding fuel surcharge, decreased 2.4% year-over-year on a 3.3% decline in loaded miles, partially offset by a 0.7% improvement in revenue per loaded mile, excluding fuel surcharge and intersegment transactions. Adjusted Operating Income1 decreased $9.2 million or 10.7% year-over-year, largely as a result of the reduction in miles and the related deleveraging impact on cost per mile. The U.S. Xpress truckload business improved its Adjusted Operating Ratio 430 basis points year-over-year in the fourth quarter as a result of improvements in revenue per mile and utilization.
•LTL — Revenue, excluding fuel surcharge, increased 7.0% year-over-year as shipments per day increased 2.1%, and revenue per hundredweight excluding fuel surcharge increased 5.0%. Adjusted Operating Income decreased by 4.8% year-over-year, and the Adjusted Operating Ratio of 95.1% increased 60 basis points year-over-year as the sequential slowing in market demand in the fourth quarter pressured operating cost per shipment.
•Logistics — 95.8% Adjusted Operating Ratio with gross margin down 180 basis points year-over-year to 15.5% as a result of the spot market tightening during the quarter. Revenue decreased 4.8%, and load count declined 1.0% year-over-year.
•Intermodal — 100.1% Adjusted Operating Ratio, a 140 basis point improvement year-over-year as revenue per load grew 2.8%. Load count improved sequentially by 2.6% over the third quarter.
•All Other Segments — Revenue increased 17.6%, and operating loss improved 37.3% year-over-year, primarily driven by growth in the warehousing and leasing businesses.

	Quarter Ended December 31
	2025	2024	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,856,330	$1,864,281	(0.4)%
Revenue, excluding truckload and LTL fuel surcharge	$1,666,022	$1,676,549	(0.6)%
Operating income	$26,457	$77,953	(66.1)%
Adjusted Operating Income [1]	$100,552	$106,133	(5.3)%
Net (loss) income attributable to Knight-Swift	$(6,797)	$69,497	(109.8)%
Adjusted Net Income Attributable to Knight-Swift [1]	$50,906	$58,489	(13.0)%
(Loss) earnings per diluted share	$(0.04)	$0.43	(109.3)%
Adjusted EPS [1]	$0.31	$0.36	(13.9)%

1See GAAP to non-GAAP reconciliation in the schedules following this release.

Our GAAP and non-GAAP results for the quarter include certain items that impact the comparability of year-over-year results. These items include a $5.3 million reduction in interest expense, a $4.2 million increase in gain on sale year-over-year and a 8.2 percentage point increase in the effective tax rate on our GAAP results year-over-year. Further, the current quarter includes impairment charges totaling $52.9 million as well as severance and legal accruals totaling $1.8 million, while the prior year fourth quarter included an $8.1 million impairment and a $36.6 million benefit below the line in other income (expense) for a mark-to-market adjustment related to certain purchase price obligations associated with the acquisition of U.S. Xpress, each of which are excluded from our non-GAAP results as shown in the reconciliation schedules following this release.
Adam Miller, CEO of Knight-Swift, commented, "During the fourth quarter, the truckload market saw demand that was generally stable, with seasonal project activity occurring in October. The seasonal projects wound down quickly in November, and the lack of the typical broad-based seasonal lift in demand until late in the quarter led to lower truckload volumes than expected. While the spot market tightened in December, pressuring gross margins in the logistics space, it was a reduction in available capacity that seemed to be the primary driver of the tightening market. The recent trends have continued into the early part of January with our network balance modestly better than typical seasonality. With the ongoing efforts of the FMCSA and DOT to prevent and revoke invalidly issued CDLs, shut down non-compliant CDL schools, and address hours-of-service abuses, we believe capacity will continue to recede, leading to a healthier market where carriers can recover cost inflation and restore margins.
“In the LTL market, prevailing demand levels declined noticeably in October and remained soft throughout the quarter. In early January, LTL demand appears off to a better start than what we saw in the fourth quarter, and bid discussions continue to be encouraging. We remain focused on controlling our costs, delivering quality service, and growing into our expanded network.
"We enter 2026 with conviction that our leading scale, service, diversification, and relentless focus on disciplined execution can create distinctive value as conditions begin to recover. The differentiated nature of our over-the-road exposure uniquely positions our Truckload business to deliver flexible solutions to our customers. At U.S. Xpress, the cost structure has been largely brought in line, and the development of capacity and market management capabilities have this business poised to close the margin gap with our legacy brands. We have structurally cut out fixed costs and driven better efficiency in our key variable costs across our Truckload brands, with further opportunities to improve the cost structure into 2026 as our investments in tech-enabled efficiencies help us cut costs and prepare to scale more efficiently. Our strong service and growing LTL network are helping us onboard new relationships and deepen existing ones, and the revenue growth and network density this affords combine with our cost initiatives to yield compelling leverage opportunities moving forward. We remain committed to thoughtfully deploying capital, intentionally leveraging our strengths, and creatively unlocking synergy opportunities across our businesses."

2

Other Income — We recorded $2.3 million of income within "Other income, net" in the fourth quarter of 2025, compared to $43.2 million of income in the fourth quarter of 2024. The prior year result included a $36.6 million benefit for a mark-to-market adjustment related to certain purchase price obligations associated with the acquisition of U.S. Xpress, which is excluded from our non-GAAP results.
Income Taxes — The effective tax rate on our GAAP results was 21.6% for the fourth quarter of 2025, compared to 13.4% for the fourth quarter of 2024. The effective tax rate on our non-GAAP results was 23.1% for the fourth quarter of 2025, compared to 18.5% for the fourth quarter of 2024.
Dividend — On November 5, 2025, our board of directors declared a quarterly cash dividend of $0.18 per share of our common stock. The dividend was payable to the Company's stockholders of record as of December 5, 2025, and was paid on December 22, 2025.

Segment Financial Performance
Truckload Segment

	Quarter Ended December 31,
	2025	2024	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$1,077,652	$1,104,310	(2.4%)
Operating income	$21,311	$76,359	(72.1%)
Adjusted Operating Income [1]	$76,739	$85,969	(10.7%)
Operating ratio	98.3%	93.9%	440	bps
Adjusted Operating Ratio [1]	92.9%	92.2%	70	bps

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our diverse Truckload segment consists of our irregular route, dedicated, refrigerated, expedited, flatbed, and cross-border truckload operations across our brands with approximately 15,200 irregular route tractors and nearly 6,000 dedicated tractors.
The Truckload segment experienced a fourth quarter market with generally softer demand than the prior year period. This was partly due to seasonal project activities having shorter duration than in the prior year. Additionally, blockades at the Mexico border during the quarter were a headwind to productivity, especially for our TransMex division. Our Truckload segment produced revenue that decreased 2.4% year-over-year, driven by a 3.3% decrease in loaded miles. Revenue per loaded mile, excluding fuel surcharge and intersegment transactions, improved 0.7% year-over-year and 1.4% sequentially. Adjusted Operating Income declined $9.2 million year-over-year, largely as a result of the decrease in loaded miles. However, on a full-year basis, our progress on structurally cutting cost out of the business helped us overcome a $125 million decline in truckload revenue excluding fuel surcharge to grow Adjusted Operating Income $28 million in this segment. The fourth quarter Adjusted Operating Ratio was 70 basis points higher year-over-year as the lower demand offset ongoing progress on our cost structure by less effectively covering fixed costs in the quarter. Excluding U.S. Xpress, the legacy truckload brands operated at a 91.6% Adjusted Operating Ratio. Miles per tractor improved 1.2% year-over-year as a result of our efforts to drive productivity and earlier progress reducing underutilized assets. We are encouraged with the progress at U.S. Xpress, as this business continues to close the gap on margin performance with our legacy brands and is positioned to make further progress in an improving market.
During the fourth quarter, we made the decision to combine the Abilene trucking operations into our Swift business to improve efficiency and enhance productivity. We continue to make tangible progress improving our cost structure and implementing technology-driven initiatives to offset inflationary pressures and position our business to generate meaningful returns as market conditions recover.

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LTL Segment

	Quarter Ended December 31,
	2025	2024	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge	$298,502	$278,899	7.0%
Operating income	$9,660	$9,498	1.7%
Adjusted Operating Income [1]	$14,490	$15,216	(4.8%)
Operating ratio	97.2%	97.0%	20	bps
Adjusted Operating Ratio [1]	95.1%	94.5%	60	bps

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our LTL segment encountered a moderating demand environment during the fourth quarter, but one where pricing trends generally remained stable. Revenue, excluding fuel surcharge, grew 7.0% year-over-year as shipments per day grew 2.1% and revenue per hundredweight, excluding fuel surcharge, increased 5.0%. Revenue per shipment, excluding fuel surcharge, increased by 4.7%, and weight per shipment decreased slightly by 0.3% year-over-year. The Adjusted Operating Ratio was 95.1%, and Adjusted Operating Income decreased 4.8%, as sequentially slowing market demand in the fourth quarter pressured operating cost per shipment. We adjusted our operational and cost initiatives in response to the lower demand environment during the quarter but are balancing these efforts with anticipated growth opportunities given new relationships being onboarded.
During the fourth quarter, we opened one new service center and replaced one more with a larger site, bringing our year-over-year growth in door count to 10.0% for 2025. As previously noted, we expect our pace of facility expansion will be slower in the near term and believe ongoing bid events with new and existing customers will provide further opportunities to grow shipment volume and improve efficiencies. Our near-term focus is to drive both revenue and margin expansion in the business through strong service, disciplined pricing, and cost efficiency. We continue to look for both organic and inorganic opportunities to geographically expand our footprint within the LTL market.
Logistics Segment

	Quarter Ended December 31,
	2025	2024	Change
	(Dollars in thousands)
Revenue	$159,971	$167,991	(4.8%)
Operating income	$5,532	$9,396	(41.1%)
Adjusted Operating Income [1]	$6,696	$10,560	(36.6%)
Operating ratio	96.5%	94.4%	210	bps
Adjusted Operating Ratio [1]	95.8%	93.7%	210	bps

1See GAAP to non-GAAP reconciliation in the schedules following this release.
The Logistics segment produced an Adjusted Operating Ratio of 95.8%, a 210 basis points degradation year-over-year as a reduction in industry capacity and our application of more stringent carrier qualification standards drove up purchased transportation costs and compressed gross margins during the quarter. Adjusted Operating Income declined 36.6% year-over-year as gross margin declined 180 basis points to 15.5%. Revenue decreased 4.8% year-over-year, driven by a 1.0% decline in load count and a 4.1% decrease in revenue per load. We remain disciplined on price and diligent in carrier qualification to provide value to customers while maintaining profitability. We continue to leverage our power-only capabilities to complement our asset business, build a broader and more diversified freight portfolio, and to enhance the returns on our capital assets.

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Intermodal Segment

	Quarter Ended December 31,
	2025	2024	Change
	(Dollars in thousands)
Revenue	$95,663	$99,040	(3.4%)
Operating loss	$(101)	$(1,446)	93.0%
Operating ratio	100.1%	101.5%	(140	bps)

The Intermodal segment improved its operating ratio 140 basis points year-over-year and improved its operating result to roughly breakeven through a 2.8% increase in revenue per load and structural cost reductions. Revenue declined 3.4% year-over-year as a result of a 6.0% decrease in load count, partially offset by the increase in revenue per load. On a sequential basis, the operating ratio was essentially flat as load count growth of 2.6% was offset by a 0.9% decline in revenue per load versus third quarter levels as a result of mix changes as volumes softened late in the fourth quarter. We remain focused on delivering excellent service and driving appropriate returns through cost control, network balance, equipment utilization, and growing our load count with disciplined pricing.
All Other Segments

	Quarter Ended December 31,
	2025	2024	Change
	(Dollars in thousands)
Revenue	$52,579	$44,700	17.6%
Operating loss	$(9,945)	$(15,854)	37.3%

All Other Segments include support services provided to our customers, independent contractors, and third-party carriers, including equipment leasing, warehousing, trailer parts manufacturing, insurance, equipment maintenance, and warranty services. All Other Segments also include certain corporate expenses (such as legal settlements and accruals, as well as $11.7 million in quarterly amortization of intangibles related to the 2017 merger between Knight and Swift and certain acquisitions).
Revenue within our All Other Segments for the fourth quarter increased 17.6%, and operating loss improved 37.3% year-over-year, primarily driven by growth in our warehousing and leasing businesses.

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Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses) 1

	Year-to-Date December 31,
	2025	2024	Change
	(In thousands)
Net cash provided by operating activities	$1,266,647	$799,063	$467,584
Net cash used in investing activities	(520,394)	(759,122)	238,728
Net cash used in financing activities	(807,743)	(139,397)	(668,346)
Net decrease in cash, restricted cash, and equivalents [2]	$(61,490)	$(99,456)	$37,966
Net capital expenditures	$(503,419)	$(565,227)	$61,808

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2"Net decrease in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.
Liquidity and Capitalization — As of December 31, 2025, we had a balance of $1.1 billion of unrestricted cash and available liquidity and $7.1 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $2.1 billion as of December 31, 2025. Free Cash Flow3 for the year ended December 31, 2025, was $763.2 million, reflecting $1.3 billion in operating cash flows and $503.4 million of cash capital expenditures, net of disposal proceeds. Note that operating cash flows for 2025 were increased by $478.2 million in sales proceeds funded under the new accounts receivable securitization program upon its closing on December 31, 2025, as further discussed below. From a financing perspective, during 2025 we paid down $380 million of outstanding term loan balances, $147.5 million in finance lease liabilities, and $161.6 million on operating lease liabilities. Additionally, we had $65.2 million of net borrowings on our 2025 Revolver and prior accounts receivable securitization after giving effect for the $478.2 million payoff and termination of the prior accounts receivable securitization agreement on December 31, 2025, as discussed below.
On December 31, 2025, the Company entered into a new $575 million accounts receivable securitization facility via the Receivables Purchase Agreement (the "2025 RPA"), replacing the Company's previous $575 million securitization facility first entered into in 2013, as amended and restated through October 2025 (the "A&R RPA"). Replacing the A&R RPA, which was treated as a financing secured by receivables, with the 2025 RPA, which is treated as a sale of receivables, has the effect of removing the subject receivables and the former secured borrowing from the Company's balance sheet beginning December 31, 2025 and is expected to reduce expenses on a go-forward basis. Note that the payoff and termination of the prior debt facility with the sales proceeds under the new sales arrangement on December 31, 2025 had the effect of increasing operating cash flow for 2025 by the amount of the $478.2 million proceeds at closing, while the payoff of the prior debt facility is a cash outflow for financing activities and reduces the net borrowings from working capital facilities for 2025 by the same amount. Going forward, we would expect less pronounced impacts to the cash flow statement from this program as ongoing changes in the size of the pool of receivables in the ordinary course of business are expected to be less than the initial proceeds funded at closing for the outstanding pool of receivables.
Equipment and Capital Expenditures — Gain on sale of operating assets was $16.8 million in the fourth quarter of 2025, compared to $12.6 million in the same quarter of 2024. The average age of the tractor fleet within our Truckload segment was 2.7 years in the fourth quarter of 2025, compared to 2.6 years in the same quarter of 2024. The average age of the tractor fleet within our LTL segment was 3.8 years in the fourth quarter of 2025 and 4.2 years in the same quarter of 2024. We expect net cash capital expenditures for full-year 2026 will be in the range of $625 million - $675 million, with the projected year-over-year increase primarily due to an expected reduction in proceeds from sale. Our expected net cash capital expenditures primarily represent replacements of existing tractors and trailers and investments in our terminal network, driver amenities, and technology, and exclude acquisitions.
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3See GAAP to non-GAAP reconciliations in the schedules following this release.

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Guidance — We expect that Adjusted EPS1 will range from $0.28 to $0.32 for the first quarter of 2026. In general, this guidance for the first quarter assumes current conditions remain fairly stable and we experience the typical seasonal slowing in the truckload market while the LTL market sees modest volume recovery. Our expected Adjusted EPS1 range is based on the current truckload, LTL, and general market conditions, recent trends, and the current beliefs, assumptions, and expectations of management, as follows:
Truckload
•Truckload Segment revenue down slightly with operating margins relatively stable year-over-year in first quarter,
•Tractor count stable sequentially.
LTL
•LTL Segment revenue, excluding fuel surcharge, growth between 5% - 10% year-over-year in first quarter, driven by shipment count growth and yield improvement,
•Similar Adjusted Operating Ratio as prior year first quarter.
Logistics
•Logistics Segment revenue down low single-digit percent year-over-year in first quarter,
•Adjusted Operating Ratio stable sequentially.
Intermodal
•Intermodal Segment load count flat year-over-year in first quarter,
•Adjusted Operating Ratio fairly stable sequentially.
All Other
•All Other Segments operating income, before including the $11.7 million quarterly intangible asset amortization, approximately $22 million to $26 million in first quarter.
Additional
•Gain on sale to be in the range of $7 million to $12 million in first quarter,
•Net interest expense declines modestly sequentially in first quarter,
•"Other income, net" below the line expected to be roughly break-even in first quarter
•Net cash capital expenditures for full-year 2026 expected range of $625 million - $675 million, with the year-over-year increase largely due to lower anticipated proceeds from sale,
•Expected effective tax rate on adjusted income before taxes of approximately 25% to 26% for first quarter and for full year 2026.
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS1 guidance.
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1Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.35 for full-year 2026), as well as non-cash impairments and certain other unusual items, if any.

Conference Call
Knight-Swift will host a conference call to discuss the earnings release, the results of operations, and other matters following its earnings press release on Wednesday, January 21, 2026, at 4:30 p.m. EDT. An online, real-time webcast of the quarterly conference call will be available on the Company's website at investor.knight-swift.com. Please note that since the call is expected to begin promptly as scheduled, you will need to join a few minutes before that time. Slides to accompany this call will also be posted on the Company’s website and will be available to download just before the scheduled conference call. To view the slides or listen to the webcast, please visit investor.knight-swift.com, "Knight-Swift Q4 2025 Earnings."

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies, providing multiple full truckload, LTL, intermodal, and logistics services. Knight-Swift uses a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating one of the country's largest tractor fleets, Knight-Swift also contracts with third-party equipment providers to provide a broad range of transportation services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
Adam Miller, Chief Executive Officer, Andrew Hess, Chief Financial Officer, or Brad Stewart, Treasurer & SVP Investor Relations: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," "design", ''focus," "outlook," "foresee," "will," "could," "should," "may," "feel", "goal," "opportunity," "continue," or similar expressions. Such statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, expenses, cash flows, dividends, share repurchases, leverage ratio, capital expenditures (including the nature and funding thereof), gain on sale, tax rates, capital structure, capital allocation, liquidity, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services, or growth strategies or opportunities; any statements regarding future economic, industry, or Company conditions, environment, or performance, including, without limitation, expectations regarding future trade policy or tariffs, supply or demand, volume, capacity, rates, costs, inflation, or seasonality; future performance or growth of any of our reportable segments, including expected revenues, costs, utilization, or rates within our Truckload segment, expected network, door count, volumes, capacity, revenue, costs, or margin within our LTL segment, expected freight portfolio, pricing, profitability, or return on capital assets within our Logistics segment, and expected pricing, costs, freight portfolio, equipment utilization, or volumes within our Intermodal segment; any statements under “Guidance”; and any statements of belief and any statement of assumptions underlying any of the foregoing.
Forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2024, and various disclosures in our press releases, stockholder reports, and Current Reports on Form 8-K. If the risks or uncertainties ever materialize, or the beliefs, assumptions, or expectations prove incorrect, our business and results of operations may differ materially from those expressed or implied by such forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof, and we disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

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Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited) [1]

	Quarter Ended December 31,		Year-to-Date December 31,
	2025	2024	2025	2024
	(In thousands, except per share data)
Revenue:
Revenue, excluding truckload and LTL fuel surcharge	$1,666,022	$1,676,549	$6,692,075	$6,611,957
Truckload and LTL fuel surcharge	190,308	187,732	777,614	798,121
Total revenue	1,856,330	1,864,281	7,469,689	7,410,078
Operating expenses:
Salaries, wages, and benefits	724,382	710,844	2,955,901	2,821,987
Fuel	206,187	200,495	838,806	871,146
Operations and maintenance	133,594	131,581	548,373	546,883
Insurance and claims	91,105	101,258	385,108	415,652
Operating taxes and licenses	32,910	33,582	135,064	127,505
Communications	7,515	6,944	29,326	31,152
Depreciation and amortization of property and equipment	178,016	178,209	711,069	717,522
Amortization of intangibles	19,246	19,271	76,984	75,280
Rental expense	39,124	42,417	166,833	171,665
Purchased transportation	301,443	311,520	1,128,845	1,170,806
Impairments	52,891	8,145	98,308	19,012
Miscellaneous operating expenses	43,460	42,062	179,010	198,080
Total operating expenses	1,829,873	1,786,328	7,253,627	7,166,690
Operating income	26,457	77,953	216,062	243,388
Other income (expenses):
Interest income	2,150	3,712	10,910	16,556
Interest expense	(39,780)	(45,042)	(161,795)	(171,158)
Other income, net	2,319	43,211	30,145	60,260
Total other (expenses) income, net	(35,311)	1,881	(120,740)	(94,342)
(Loss) income before income taxes	(8,854)	79,834	95,322	149,046
Income tax (benefit) expense	(1,916)	10,707	29,768	32,960
Net (loss) income	(6,938)	69,127	65,554	116,086
Net loss attributable to noncontrolling interest	141	370	392	1,540
Net (loss) income attributable to Knight-Swift	$(6,797)	$69,497	$65,946	$117,626
Other comprehensive (loss) income	(532)	(610)	(274)	388
Comprehensive (loss) income	$(7,329)	$68,887	$65,672	$118,014

(Loss) Earnings per share:
Basic	$(0.04)	$0.43	$0.41	$0.73
Diluted	$(0.04)	$0.43	$0.41	$0.73

Dividends declared per share:	$0.18	$0.16	$0.72	$0.64

Weighted average shares outstanding:
Basic	162,339	161,894	162,188	161,738
Diluted	162,884	162,392	162,611	162,173
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1The reported results do not include the results of operations of DHE prior to its acquisition by Knight-Swift on July 30, 2024 in accordance with the accounting treatment applicable to the transaction.

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Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2025	December 31, 2024
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$220,420	$218,261
Cash and cash equivalents – restricted	82,381	147,684
Trade receivables, net of allowance for doubtful accounts of $30,647 and $37,797, respectively [1]	305,324	803,696
Contract balance – revenue in transit	9,642	7,238
Prepaid expenses	113,985	123,089
Assets held for sale	72,985	82,993
Income tax receivable	45,895	37,260
Other current assets	36,894	28,520
Total current assets	887,526	1,448,741
Property and equipment, net	4,717,725	4,703,385
Operating lease right-of-use assets	314,571	372,841
Goodwill	3,934,741	3,962,142
Intangible assets, net	1,935,699	2,057,044
Other long-term assets	165,174	154,379
Total assets	$11,955,436	$12,698,532

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$200,835	$329,697
Accrued payroll and purchased transportation	194,910	194,875
Accrued liabilities	66,638	64,100
Claims accruals – current portion	246,882	249,953
Finance lease liabilities and long-term debt – current portion	194,406	288,428
Operating lease liabilities – current portion	127,538	120,715
Accounts receivable securitization – current portion [1]	—	458,983
Total current liabilities	1,031,209	1,706,751
Revolving line of credit	626,000	232,000
Long-term debt – less current portion	1,027,793	1,445,313
Finance lease liabilities – less current portion	502,042	457,303
Operating lease liabilities – less current portion	207,788	274,549
Claims accruals – less current portion	359,546	335,880
Deferred tax liabilities	904,075	919,814
Other long-term liabilities	205,117	210,117
Total liabilities	4,863,570	5,581,727
Stockholders’ equity:
Common stock	1,623	1,619
Additional paid-in capital	4,480,725	4,446,726
Accumulated other comprehensive loss	(716)	(442)
Retained earnings	2,600,822	2,661,064
Total Knight-Swift stockholders' equity	7,082,454	7,108,967
Noncontrolling interest	9,412	7,838
Total stockholders’ equity	7,091,866	7,116,805
Total liabilities and stockholders’ equity	$11,955,436	$12,698,532
1Effective December 31, 2025, the Company entered into the 2025 RPA replacing the A&R RPA. Replacing the A&R RPA, which was treated as a financing secured by receivables, with the 2025 RPA, which is treated as a sale of receivables, has the effect of removing the subject receivables and the former secured borrowing obligation from the Company’s balance sheet beginning December 31, 2025.

10

Segment Operating Statistics (Unaudited)

Quarter Ended December 31,	Year-to-Date December 31,
2025	2024	Change	2025	2024	Change
Truckload
Average revenue per tractor	$50,893	$49,726	2.3%	$199,897	$193,436	3.3%
Non-paid empty miles percentage	13.7%	13.9%	(20	bps)	13.9%	14.0%	(10)	bps
Average length of haul (miles)	362	377	(4.0%)	368	383	(3.9%)
Miles per tractor	20,951	20,702	1.2%	83,650	81,563	2.6%
Average tractors	21,175	22,208	(4.7%)	21,428	22,791	(6.0%)
Average trailers [1]	83,983	90,030	(6.7%)	84,851	89,487	(5.2%)

LTL 2 3
Shipments per day	22,340	21,870	2.1%	23,923	20,756	15.3%
Weight per shipment (pounds)	1,001	1,004	(0.3%)	993	1,005	(1.2%)
Average length of haul (miles)	680	605	12.4%	665	589	12.9%
Revenue per shipment	$216.20	$205.86	5.0%	$213.61	$202.67	5.4%
Revenue xFSC per shipment	$186.64	$178.23	4.7%	$184.83	$174.10	6.2%
Revenue per hundredweight	$21.59	$20.50	5.3%	$21.52	$20.17	6.7%
Revenue xFSC per hundredweight	$18.64	$17.75	5.0%	$18.62	$17.33	7.4%
Average tractors [4]	4,217	3,762	12.1%	4,164	3,569	16.7%
Average trailers [5]	11,272	10,775	4.6%	11,057	9,564	15.6%

Logistics
Revenue per load - Brokerage only	$1,989	$2,074	(4.1%)	$1,983	$1,894	4.7%
Gross margin - Brokerage only	15.5%	17.3%	(180	bps)	17.5%	17.5%	—	bps

Intermodal
Average revenue per load	$2,636	$2,565	2.8%	$2,615	$2,590	1.0%
Load count	36,285	38,607	(6.0%)	139,553	149,512	(6.7%)
Average tractors	583	614	(5.0%)	595	615	(3.3%)
Average containers	12,533	12,556	(0.2%)	12,539	12,572	(0.3%)

1Fourth quarter 2025 and 2024 includes 10,314 and 9,504 trailers, respectively, related to leasing activities recorded within our All Other Segments. The year-to-date period ending December 31, 2025 and 2024 includes 9,671 and 8,769 trailers, respectively, related to leasing activities recorded within our All Other Segments. Starting with the fourth quarter of 2025, the Company is excluding its chassis trailers from its average trailer calculation. Prior period information has been recast for comparability.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3Operating statistics within the LTL segment exclude dedicated and other businesses.
4Our LTL tractor fleet includes 649 and 638 tractors from ACT's dedicated and other businesses for the fourth quarter of 2025 and 2024, respectively. Our LTL tractor fleet includes 663 and 619 tractors from ACT's dedicated and other businesses for the year-to-date period ending December 31, 2025 and 2024, respectively.
5Our LTL trailer fleet includes 1,227 and 1,009 trailers from ACT's dedicated and other businesses for the fourth quarter of 2025 and 2024, respectively. Our LTL trailer fleet includes 1,129 and 876 trailers from ACT's dedicated and other businesses for the year-to-date period ending December 31, 2025 and 2024, respectively.

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted Operating Expenses," "Adjusted EPS," "Adjusted Operating Ratio," and "Free Cash Flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted Operating Expenses, Adjusted EPS, Adjusted Operating Ratio, and Free Cash Flow, are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

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Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio 1 2

	Quarter Ended December 31,		Year-to-Date December 31,
	2025	2024	2025	2024
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,856,330	$1,864,281	$7,469,689	$7,410,078
Total operating expenses	(1,829,873)	(1,786,328)	(7,253,627)	(7,166,690)
Operating income	$26,457	$77,953	$216,062	$243,388
Operating ratio	98.6%	95.8%	97.1%	96.7%

Non-GAAP Presentation
Total revenue	$1,856,330	$1,864,281	$7,469,689	$7,410,078
Truckload and LTL fuel surcharge	(190,308)	(187,732)	(777,614)	(798,121)
Revenue, excluding truckload and LTL fuel surcharge	1,666,022	1,676,549	6,692,075	6,611,957

Total operating expenses	1,829,873	1,786,328	7,253,627	7,166,690
Adjusted for:
Truckload and LTL fuel surcharge	(190,308)	(187,732)	(777,614)	(798,121)
Amortization of intangibles [3]	(19,430)	(19,669)	(78,229)	(75,945)
Impairments [4]	(52,891)	(8,145)	(98,308)	(19,012)
Legal accruals [5]	(471)	(366)	(1,241)	(2,560)
Transaction fees [6]	—	—	—	(602)
Severance expense [7]	(1,303)	—	(3,005)	(7,219)
Change in fair value of deferred earnout [8]	—	—	—	859
Adjusted Operating Expenses	1,565,470	1,570,416	6,295,230	6,264,090
Adjusted Operating Income	$100,552	$106,133	$396,845	$347,867
Adjusted Operating Ratio	94.0%	93.7%	94.1%	94.7%

1     Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.
2    Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, the ACT acquisition, the U.S. Xpress acquisition, and other acquisitions, as well as the non-cash amortization expense related to the fair value of favorable leases assumed in the DHE acquisition included within "Rental expense" in the condensed consolidated statements of comprehensive income.
4    "Impairments" reflects the non-cash impairment:
•Fourth quarter 2025 impairments reflects the non-cash impairments of goodwill and intangible assets associated with Abilene Motor Express as a result of the decision to cease its operations and combine into our Swift business and certain revenue equipment as well as owned and lease real property (within the Truckload Segment). Third quarter 2025 impairments reflect the non-cash impairments of tradenames associated with the decision to rebrand the MME and DHE brands of our LTL businesses under the AAA Cooper brand (within the LTL segment), as well as certain discontinued software projects (within the Intermodal Segment), and certain real property leases (within the Truckload Segment). Second quarter 2025 impairments reflects non-cash impairments related to certain real property owned and leased (within the Truckload Segment). First quarter 2025 reflects non-cash impairments related to certain real property leases (within the Truckload segment).
•2024 non-cash impairments of building improvements, certain revenue equipment held for sale, leases, and other equipment (within the Truckload segment, LTL Segment, and All Other Segments).
5    "Legal accruals" are included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income and reflect the following:
•Fourth quarter and year-to-date 2025 legal expense reflects the net increased estimated exposure for accrued legal matters based on recent settlement agreements.
•Year-to-date 2024 legal expense reflects the increased estimated exposures for accrued legal matters based on recent settlement agreements.
6    "Transaction fees" reflects certain legal and professional fees associated with the July 30, 2024 acquisition of DHE. The transaction fees are included within "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income.

13

7    "Severance expense" is included within "Salaries, wages, and benefits" in the condensed consolidated statements of comprehensive income.
8    "Change in fair value of deferred earnout" reflects the benefit for the change in fair value of a deferred earnout related to various acquisitions, which is recorded in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income.

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS 1 2

	Quarter Ended December 31,		Year-to-Date December 31,
	2025	2024	2025	2024
	(Dollars in thousands, except per share data)
GAAP: Net (loss) income attributable to Knight-Swift	$(6,797)	$69,497	$65,946	$117,626
Adjusted for:
Income tax (benefit) expense attributable to Knight-Swift	(1,916)	10,707	29,768	32,960
(Loss) income before income taxes attributable to Knight-Swift	(8,713)	80,204	95,714	150,586
Amortization of intangibles [3]	19,430	19,669	78,229	75,945
Impairments [4]	52,891	8,145	98,308	19,012
Legal accruals [5]	471	366	1,241	2,560
Transaction fees [6]	—	—	—	602
Severance expense [7]	1,303	—	3,005	7,219
Change in fair value of deferred earnout [8]	—	—	—	(859)
Loss on investment [9]	—	—	—	12,107
Write-off of deferred debt issuance costs [10]	840	—	2,860	—
USX purchase price obligation mark to market adjustment [11]	—	(36,617)	—	(36,617)
Adjusted income before income taxes	66,222	71,767	279,357	230,555
Provision for income tax expense at effective rate [12]	(15,316)	(13,278)	(74,619)	(58,470)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$50,906	$58,489	$204,738	$172,085

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended December 31,		Year-to-Date December 31,
	2025	2024	2025	2024
GAAP: (Loss) earnings per diluted share	$(0.04)	$0.43	$0.41	$0.73
Adjusted for:
Income tax (benefit) expense attributable to Knight-Swift	(0.01)	0.07	0.18	0.20
(Loss) income before income taxes attributable to Knight-Swift	(0.05)	0.49	0.59	0.93
Amortization of intangibles [3]	0.12	0.12	0.48	0.47
Impairments [4]	0.32	0.05	0.61	0.12
Legal accruals [5]	—	—	0.01	0.02
Transaction fees [6]	—	—	—	—
Severance expense [7]	0.01	—	0.02	0.04
Change in fair value of deferred earnout [8]	—	—	—	(0.01)
Loss on investment [9]	—	—	—	0.07
Write-off of deferred debt issuance costs [10]	0.01	—	0.02	—
USX purchase price obligation mark to market adjustment [11]	—	(0.23)	—	(0.23)
Adjusted income before income taxes	0.41	0.44	1.72	1.42
Provision for income tax expense at effective rate [12]	(0.09)	(0.08)	(0.46)	(0.36)
Non-GAAP: Adjusted EPS	$0.31	$0.36	$1.26	$1.06

1Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 4.

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5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 5.
6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 6.
7Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 7.
8Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 8.
9"Loss on investment" reflects the write-off of a minority investment in a transportation-adjacent technology venture which ceased operations in the third quarter of 2024 and is recorded within the All Other Segments.
10"Write-off of deferred debt issuance costs" was incurred from replacing the 2021 Debt Agreement and 2023 Debt Agreement with the 2025 Debt Agreement, as well as replacing the A&R RPA with the 2025 RPA.
11Mark-to-market adjustment related to certain purchase price obligations associated with the acquisition of U.S. Xpress.
12For the fourth quarter of 2025, an adjusted effective tax rate of 23.1% was applied in our Adjusted EPS calculation. For the year-to-date period ending December 31, 2025, an adjusted effective tax rate of 26.7% was applied in our Adjusted EPS calculation. For the fourth quarter of 2024, an adjusted effective tax rate of 18.5% was applied in our Adjusted EPS calculation to exclude certain discrete items. For the year-to-date period ending December 31, 2024, an adjusted effective tax rate of 25.4% was applied in our adjusted EPS calculation to exclude certain discrete items.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio [1]

	Quarter Ended December 31,		Year-to-Date December 31,
Truckload Segment	2025	2024	2025	2024
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,221,814	$1,249,533	$4,865,034	$5,034,941
Total operating expenses	(1,200,503)	(1,173,174)	(4,717,802)	(4,866,596)
Operating income	$21,311	$76,359	$147,232	$168,345
Operating ratio	98.3%	93.9%	97.0%	96.7%
Non-GAAP Presentation
Total revenue	$1,221,814	$1,249,533	$4,865,034	$5,034,941
Fuel surcharge	(144,058)	(145,096)	(581,081)	(625,739)
Intersegment transactions	(104)	(127)	(555)	(590)
Revenue, excluding fuel surcharge and intersegment transactions	1,077,652	1,104,310	4,283,398	4,408,612

Total operating expenses	1,200,503	1,173,174	4,717,802	4,866,596
Adjusted for:
Fuel surcharge	(144,058)	(145,096)	(581,081)	(625,739)
Intersegment transactions	(104)	(127)	(555)	(590)
Amortization of intangibles [2]	(1,774)	(1,774)	(7,099)	(7,099)
Impairments [3]	(52,891)	(7,470)	(67,054)	(17,132)
Legal accruals [4]	—	(366)	(82)	(702)
Severance [5]	(763)	—	(1,388)	(1,466)
Adjusted Operating Expenses	1,000,913	1,018,341	4,060,543	4,213,868
Adjusted Operating Income	$76,739	$85,969	$222,855	$194,744
Adjusted Operating Ratio	92.9%	92.2%	94.8%	95.6%

1     Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions and the U.S. Xpress acquisition.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 4.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 5.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 7.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended December 31,		Year-to-Date December 31,
LTL Segment [2]	2025	2024	2025	2024
GAAP Presentation	(Dollars in thousands)
Total revenue	$344,752	$321,535	$1,478,508	$1,235,547
Total operating expenses	(335,092)	(312,037)	(1,439,514)	(1,148,157)
Operating income	$9,660	$9,498	$38,994	$87,390
Operating ratio	97.2%	97.0%	97.4%	92.9%
Non-GAAP Presentation
Total revenue	$344,752	$321,535	$1,478,508	$1,235,547
Fuel surcharge	(46,250)	(42,636)	(196,533)	(172,382)
Revenue, excluding fuel surcharge	298,502	278,899	1,281,975	1,063,165

Total operating expenses	335,092	312,037	1,439,514	1,148,157
Adjusted for:
Fuel surcharge	(46,250)	(42,636)	(196,533)	(172,382)
Amortization of intangibles [3]	(4,830)	(5,044)	(19,826)	(17,447)
Impairments [4]	—	(674)	(28,800)	(674)
Adjusted Operating Expenses	284,012	263,683	1,194,355	957,654
Adjusted Operating Income	$14,490	$15,216	$87,620	$105,511
Adjusted Operating Ratio	95.1%	94.5%	93.2%	90.1%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the ACT, MME, and DHE acquisitions, as well as the non-cash amortization expense related to the fair value of favorable leases assumed in the DHE acquisition.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 4.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended December 31,		Year-to-Date December 31,
Logistics Segment	2025	2024	2025	2024
GAAP Presentation	(Dollars in thousands)
Revenue	$159,971	$167,991	$570,294	$570,001
Total operating expenses	(154,439)	(158,595)	(547,235)	(546,689)
Operating income	$5,532	$9,396	$23,059	$23,312
Operating ratio	96.5%	94.4%	96.0%	95.9%
Non-GAAP Presentation
Revenue	$159,971	$167,991	$570,294	$570,001

Total operating expenses	154,439	158,595	547,235	546,689
Adjusted for:
Amortization of intangibles [2]	(1,164)	(1,164)	(4,656)	(4,656)
Adjusted Operating Expenses	153,275	157,431	542,579	542,033
Adjusted Operating Income	$6,696	$10,560	$27,715	$27,968
Adjusted Operating Ratio	95.8%	93.7%	95.1%	95.1%

	Quarter Ended December 31,		Year-to-Date December 31,
Intermodal Segment	2025	2024	2025	2024
GAAP Presentation	(Dollars in thousands)
Revenue	$95,663	$99,040	$364,914	$387,232
Total operating expenses	(95,764)	(100,486)	(372,554)	(396,690)
Operating loss	$(101)	$(1,446)	$(7,640)	$(9,458)
Operating ratio	100.1%	101.5%	102.1%	102.4%
Non-GAAP Presentation
Revenue	$95,663	$99,040	$364,914	$387,232

Total operating expenses	95,764	100,486	372,554	396,690
Adjusted for:
Impairments [3]	—	—	(2,454)	—
Adjusted Operating Expenses	95,764	100,486	370,100	396,690
Adjusted Operating Loss	$(101)	$(1,446)	$(5,186)	$(9,458)
Adjusted Operating Ratio	100.1%	101.5%	101.4%	102.4%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the U.S. Xpress and UTXL acquisitions.
3    Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 4.

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Non-GAAP Reconciliation (Unaudited):
Free Cash Flow [1]

Year-to-Date December 31, 2025

GAAP: Cash flows from operations	$1,266,647
Adjusted for:
Proceeds from sale of property and equipment, including assets held for sale	291,973
Purchases of property and equipment	(795,392)
Non-GAAP: Free cash flow	$763,228

1Pursuant to the requirements of Regulation G, this table reconciles GAAP cash flows from operations to non-GAAP Free Cash Flow.

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